Exhibit 99.1

         This amended Schedule 13D has been filed to reflect acquisitions of securities by the Reporting Person which in the aggregate increase the Reporting Person's beneficial ownership of the Class A Common Stock by one percent or more since the last amendment.

         Set forth below is a summary of the Reporting Person's acquisitions in the Corporation's stock since December 17, 1999 (the date of the last transaction reported in Amendment No. 8 to this Schedule 13D). The stock and stock options granted by the Corporation as indicated below have been granted under the Corporation's 1996 Incentive Compensation and Stock Award Plan (the "1996 Plan") as bonuses for services rendered as a director or officer of the Corporation. All transactions were effected at the Corporation's principal executive offices in Coral Gables, Florida.

                                   Number of
             Number of Shares        Shares        Price Per                 Description of
  Date             Acquired         Disposed         Share               Transaction Effected
--------     --------------------- ----------      ---------      -------------------------------------------------
2/28/01            1,500                                  --      The Reporting Person's mother was granted an
                                                                  option under the 1996 Plan to purchase 1,500
                                                                  shares of Class A Common Stock at an
                                                                  exercise price of $9.875, for directors' fees.

2/16/01              208                              $3.317      The Reporting Person and his mother each
                                                                  exercised an option to purchase 104 shares of
                                                                  Class A Common Stock.

2/16/01              234                              $3.114      The Reporting Person and his mother each
                                                                  exercised an option to purchase 117 shares of
                                                                  Class A Common Stock.

2/16/01              234                              $3.135      The Reporting Person and his mother each
                                                                  exercised an option to purchase 117 shares of
                                                                  Class A Common Stock.

2/16/01              276                              $3.231      The Reporting Person and his mother each
                                                                  exercised an option to purchase 138 shares of
                                                                  Class A Common Stock.

2/16/01           29,095                              $3.317      The Camner Family Charitable Foundation, of
                                                                  which the Reporting Person is a trustee,
                                                                  exercised an option to purchase 29,095 shares
                                                                  of Class B Common Stock.

2/14/01           48,029                             $7.5032      Purchase of 40,550 shares of Class B Common
                                                                  Stock and 5,000 shares of Series B Preferred
                                                                  Stock with personal funds in a private
                                                                  transaction, for investment purposes.


12/8/01           70,000                             $6.9375      Grant of 70,000 restricted shares of Class A
                                                                  Common Stock under the 1996 Plan, as a
                                                                  bonus in connection with the Reporting
                                                                  Person's employment agreement.

10/25/00          75,000                                  --      Option to purchase 75,000 shares of Class A
                                                                  Common Stock at an exercise price of $7.50
                                                                  per share, granted under the 1996 Plan as a
                                                                  bonus for fiscal 2000 services.  This option is
                                                                  not exercisable within 60 days.

11/29/00           1,500                                  --      The Reporting Person's mother was granted an
                                                                  option under the 1996 Plan to purchase 1,500
                                                                  shares of Class A Common Stock at an
                                                                  exercise price of $6.875, for directors' fees.

8/30/00            1,500                                  --      The Reporting Person's mother was granted an
                                                                  option under the 1996 Plan to purchase 1,500
                                                                  shares of Class A Common Stock at an
                                                                  exercise price of $7.4375, for directors' fees.

5/24/00            1,500                                  --      The Reporting Person's mother was granted an
                                                                  option under the 1996 Plan to purchase 1,500
                                                                  shares of Class A Common Stock at an
                                                                  exercise price of $6.375, for directors' fees.

2/16/00            1,500                                  --      The Reporting Person's mother was granted an
                                                                  option under the 1996 Plan to purchase 1,500
                                                                  shares of Class A Common Stock at an
                                                                  exercise price of $7.0312, for directors' fees.
